UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2010

ECHO GLOBAL LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34470 (Commission File Number)	20-5001120 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 725 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

(800) 354-7993

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events.

On March 30, 2010, Douglas R. Waggoner, Director and Chief Executive Officer of Echo Global Logistics, Inc. (the “Company”), adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  On March 30, 2010, Orazio Buzza, Chief Operating Officer of the Company, adopted a stock trading plan in accordance with Rule 10b5-1 of the Exchange Act.

Under Rule 10b5-1, directors, officers and other employees who are not in possession of material non-public information may adopt pre-arranged plans or contracts for the sale of Company securities under specified conditions and at specified times. Using 10b5-1 plans, individuals can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess material non-public information.

Mr. Waggoner adopted a 10b5-1 plan as part of his individual long-term asset diversification, tax and financial planning strategy. Specifically, his 10b5-1 plan provides for the sale of up to a total of 93,500 shares through December 31, 2010.  Any shares that are sold under Mr. Waggoner’s plan will be sold on the open market at prevailing market prices and subject to minimum price thresholds specified in his plan.

Mr. Buzza also adopted a 10b5-1 plan as part of his individual long-term asset diversification, tax and financial planning strategy. Specifically, his 10b5-1 plan provides for the sale of up to a total of 100,384 shares through December 31, 2010 and up to an additional 83,307 shares during the period from January 1, 2011 through May 31, 2011. Any shares that are sold under Mr. Buzza’s plan will be sold on the open market at prevailing market prices and subject to minimum price thresholds specified in his plan.

Transactions under Messrs. Waggoner’s and Buzza’s plans, if any, will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations.

This current report contains forward-looking statements that are subject to risks and uncertainties, and there can be no assurance that any shares will be sold under Messrs. Waggoner’s and Buzza’s plans. Investors should refer to the Company’s annual and other periodic reports filed with the Securities and Exchange Commission for a discussion of the risks and uncertainties associated with ownership of the Company’s securities. The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO GLOBAL LOGISTICS, INC.

Dated: April 1, 2010	By:	/s/ David B. Menzel
	Name:	David B. Menzel
	Title:	Chief Financial Officer